Exhibit 99(b)

            STOCK PURCHASE AND STOCKHOLDER AGREEMENT


          STOCK PURCHASE AND STOCKHOLDER AGREEMENT (this "Agreement") dated as of October 24, 1995, among HUB Financial Services, Inc., a New Jersey corporation (the "Company"), HUBCO, Inc., a New Jersey corporation ("HUBCO"), HUDSON UNITED BANK, a commercial bank chartered under the laws of New Jersey and a wholly-owned subsidiary of HUBCO ("Hudson"), UNITED NATIONAL BANCORP, a New Jersey corporation ("UNB") and UNITED NATIONAL BANK, a national banking association and a wholly-owned subsidiary of UNB ("United").

          The parties hereby agree as follows:

                            ARTICLE I
                  DEFINITIONS AND CONSTRUCTION

          SECTION 1.01.  CERTAIN DEFINITIONS.  As used in this
Agreement, the following terms shall have the meanings specified below:

          "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "BCA" shall mean the Business Corporation Act of the State of New Jersey.

          A Person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", any securities which such Person or any of its Affiliates would be deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act if the references to "within 60 days" in Rule 13d-3(d)(i) were omitted.

          "Board" shall mean the board of directors of the Company.

          "Business Plan" shall mean the Business Plan of the Company from time to time in effect.

          "Business Day" shall mean any day other than a day which is a Saturday or Sunday or other day on which commercial banks in New Jersey are authorized or required to remain closed.

          "Certificate of Incorporation" shall mean the certificate of incorporation of the Company in the form of Exhibit D.

          A "Change of Control" shall have occurred with respect to a corporation for the purposes of this Agreement if:

          (A) any of the following transactions shall be consummated:

          (i) a merger, consolidation, combination or exchange with any other Person in which all common stock of such corporation outstanding immediately prior thereto represents (either by remaining outstanding or being converted into common stock of the surviving corporation) less than 50% of the common stock of such corporation or the surviving entity outstanding immediately after such merger or consolidation; or

          (ii)  the sale or disposition by such corporation
     (in one transaction or a series of transactions) of all or substantially all such corporation's assets;

          (B) a plan of liquidation or dissolution of such corporation is submitted to and approved by the stockholders of such corporation; or

          (C) any Person (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of such corporation or (ii) a Person owned directly or indirectly by the stockholders of such corporation in substantially the same proportions as their ownership of stock of such corporation) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the common stock of such corporation.

          "Closing" shall mean the closing of the purchase and sale of the United Shares and the execution of the other
Operative Agreements, as set forth in Section 2.01.

          "Closing Date" shall mean the date on which the Closing shall occur.

          "Common Stock" shall mean the Common Stock, no par value, of the Company.

          "Company Lease" shall mean one or more leases for space between the Company and HUBCO, in the form annexed hereto as Exhibit B, except that the Company's premises under the Lease are 15,873 square feet and the lease payments thereunder shall be adjusted to reflect this increase.

          "Contract" shall mean contract, indenture, mortgage, lease, deed, commitment, agreement, arrangement or legally binding understanding.

          As used in this Agreement, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Dispose", with respect to Common Stock of the Company, shall mean to sell, exchange, assign, transfer, pledge, hypothecate or otherwise dispose of any interest, except by operation of law in connection with a merger or consolidation of the Holder thereof or the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934.

          "Fair Market Value" shall mean the fair market value of the Company as a going concern in a sale on an arm's length basis between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell, taking into account all the facts and circumstances then prevailing, including the Company's business at the time of valuation, the terms of the Operative Agreements and other Contracts to which the Company is then a party and the effects, if any, of the sale on such business, Operative Agreements and Contracts, assuming consummation of the sale of the Company to a party not affiliated with United or Hudson or any subsequent Holder.

          "GAAP" shall mean generally accepted accounting principles.

          "Holder" shall mean any registered holder of Common
Stock.

          "Hudson Shares" shall mean 500 Shares, which constitute the Shares owned by Hudson after the transfer from HUBCO to Hudson.

          "Initial Shares" shall mean the Hudson Shares and the United Shares.

          "Judgment" shall mean any judgment, order, decree or arbitral award.

          "Lien" shall mean, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or on such asset, and
(ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

          "Litigation" shall mean any written claim, action, lawsuit, arbitration or proceeding.

          "Operative Agreements" shall mean this Agreement, the Servicing Agreements, the Company Lease and other attachments and exhibits thereto.

          "Person" shall mean any individual, firm, corporation, partnership, trust, joint venture or other entity.

          "SEC" shall mean the Securities and Exchange Commission or any successor commission or agency having similar powers.

          "Securities Act" shall mean the Securities Act of 1933.

          "Shares" shall mean shares of Common Stock.

          "Servicing Agreement" shall mean the data processing servicing agreement between the Company and Hudson United Bank and United, each in the form set forth as Exhibit A to this Agreement. "Hudson Servicing Agreement" shall mean the Servicing Agreement between the Company and Hudson, "United Servicing Agreement" shall mean the Servicing Agreement between the Company and United.

          "Transfer" shall mean to sell, transfer or assign.

          "Transactions" shall mean all of the transactions contemplated hereby, as defined in Section 3.01(a), including the transfer of the Hudson Shares from HUBCO to Hudson, the sale by HUBCO to United of the United Shares, and the execution and performance of the Servicing Agreements.

          "United Shares" shall mean 500 Shares, purchased by United under Section 2.01 hereof.

          SECTION 1.02. TERMS GENERALLY. The definitions in Sections 1.01 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given, on the next Business Day.

                           ARTICLE II
                   PURCHASE AND SALE OF SHARES

          SECTION 2.01.  PURCHASE OF SHARES AND EXECUTION OF
OPERATIVE AGREEMENTS.

          (a) Prior to the Closing, HUBCO shall transfer 500 Shares of the Common Stock to Hudson. At the Closing, in reliance upon the representations and warranties set forth in this Agreement, and upon the terms and subject to the conditions set forth herein, (i) HUBCO shall sell to United, and United shall purchase 500 Shares of the Common Stock (the "United Shares") for the amount specified in Section 2.02 (the "Purchase Price") payable as provided in Section 2.03 and (ii) United shall enter into the United Servicing Agreement. In connection with the United Servicing Agreement, United shall have provided, at its sole cost, all necessary hook-ups to the Company and obtained all terminals for use at United to utilize the hook-up.

          (b)  At the Closing, in reliance upon the
representations and warranties set forth in this Agreement, and upon the terms and subject to the conditions set forth herein,
(i) Hudson shall enter into the Hudson Servicing Agreement and
(ii) HUBCO shall enter into the Company Lease and terminate the existing lease with the Company and the existing servicing agreement between the Company and Hudson.

          (c)  At the Closing, in reliance upon the
representations and warranties set forth in this Agreement, and upon the terms and subject to the conditions set forth herein, the Company shall (i) enter into the United Servicing Agreement, the Hudson Servicing Agreement and the Company Lease, and (ii) terminate the existing lease for space for the Company and the existing Servicing Agreement between the Company and Hudson.

          SECTION 2.02.  CALCULATION OF PURCHASE PRICE.  The
aggregate Purchase Price payable by United for the United Shares shall be the sum of the following:

          (a) 135% of 50% of the cost of the equipment owned by the Company on the date hereof, as listed on Schedule 1 hereof;

          (b)  less 135% of 50% of the cost of any equipment on
Schedule 1 which is lost, stolen, destroyed or disposed of by the Company on or before the Closing, unless with respect to any lost, stolen or destroyed equipment only, the equipment is replaced with substantially similar equipment;

          (c) plus 50% of the equipment purchased and paid for by the Company after the date hereof and before the Closing with the consent of United, which consent shall not be unreasonably withheld.

          SECTION 2.03. PAYMENT OF PURCHASE PRICE. United shall pay HUBCO the Purchase Price by check or wire transfer, in the sole discretion of United. United shall advise HUBCO or Hudson in writing 5 Business Days prior to the Closing of the method by which United shall pay the Purchase Price.

          SECTION 2.04. CLOSING. (a) The Closing will take place at 10:00 a.m. on November 2, 1995, or another date to be specified by United and Hudson after satisfaction or waiver of the last of the conditions set forth in Article III to be met to the satisfaction of, or waived by, each party. The Closing shall occur at the offices of Pitney, Hardin, Kipp & Szuch or at a place to be agreed by the parties.

          (b) At the Closing, (i) United shall pay to HUBCO the Purchase Price by check or wire transfer, (ii) HUBCO shall deliver to the Company stock certificates for 500 Shares for transfer into the name of United, (iii) each party shall execute and deliver each Operative Agreement to which it is a party that has not previously been executed, and (iv) the Company shall deliver to United stock certificates representing the United Shares registered in the name of United.

          SECTION 2.05.  LEGENDS.  Each stock certificate
evidencing the Initial Shares shall bear the following legends at the time of issuance:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT IN COMPLIANCE WITH SUCH ACT AND LAWS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE, EXCEPT IN ACCORDANCE WITH THE PROCEDURES AND RESTRICTIONS SET FORTH IN THE STOCK PURCHASE AND STOCKHOLDER AGREEMENT DATED AS OF OCTOBER 24, 1995, AMONG THE CORPORATION, HUBCO, INC., HUDSON UNITED BANK, UNITED NATIONAL BANK AND UNITED NATIONAL BANCORP ("STOCKHOLDER AGREEMENT"), COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND ARE AVAILABLE TO ANY HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. ANY PURPORTED TRANSFER IN VIOLATION OF SUCH RESTRICTIONS SHALL BE VOID AND OF NO EFFECT.
     AS USED HEREIN, 'TRANSFER' SHALL MEAN SALE, EXCHANGE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY INTEREST IN A SHARE EXCEPT BY OPERATION OF LAW IN CONNECTION WITH A MERGER OR CONSOLIDATION OF THE CORPORATION.

     THE VOTING OF THE SECURITIES EVIDENCED BY THIS
     CERTIFICATE IS SUBJECT TO THE PROVISIONS OF THE
     STOCKHOLDER AGREEMENT.

                           ARTICLE III
                      CONDITIONS TO CLOSING

          SECTION 3.01. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of United and HUBCO to purchase and sell the United Shares and the obligations of United, HUBCO and Hudson to enter into the other Operative Agreements to which they are parties, are subject to the satisfaction or waiver, as of the Closing Date, of the following conditions:

          (a) GOVERNMENTAL APPROVALS. All governmental approvals necessary for the consummation of the transactions contemplated hereby (the "Transactions") shall have been obtained and all waiting periods imposed by any governmental authority or law shall have expired and any such approvals shall not impose any burdensome condition.

          (b) NO INJUNCTIONS OR LITIGATION. No injunction restraining or preventing the consummation of the Transactions shall be in effect, and no litigation shall be pending or threatened by or before any governmental authority that would restrain or prevent the consummation of the Transactions or impose any burdensome condition.

          (c) OTHER OPERATIVE AGREEMENTS. The parties to each other Operative Agreement shall have entered into all such other Operative Agreements, each of which shall be in full force and effect (except each such other Operative Agreement may be similarly conditioned on the entering into of all other Operative Agreements).

          (d) APPROVALS. All approvals of any third party necessary for the consummation of the Transactions shall have been obtained.

          (e) EMPLOYMENT MATTERS. (i) United and Hudson shall have agreed upon the names and positions for all employees. Each person designated by United and Hudson as an initial employee of the Company shall have accepted employment with the Company on initial terms reasonably satisfactory to United and Hudson and signed standard non-disclosure agreements reasonably satisfactory to United and Hudson (which actions in each case may be conditional on the Closing occurring).

          (ii) The Company shall have established initial policies requiring all employees of the Company to accept terms of employment based upon standard non-disclosure agreements reasonably satisfactory to United and Hudson.

          (iii)  The Company shall have adopted initial
     policies, reasonably satisfactory to Hudson and United, relating to relocation of employees, employee incentive compensation and benefit plans.

          (f) BUSINESS PLAN. The Company shall have approved the initial Business Plan which shall provide, among other things, that servicing to Hudson and United under the Servicing Agreements shall be calculated on an approximately break-even basis. The Business Plan shall have been agreed to by Hudson and United.

          (g)  EQUIPMENT.  All of the equipment listed on
Schedule 1 and Schedule 1-L shall have been contributed to the Company by HUBCO, without cost or obligation to the Company, and all of such equipment shall be owned free and clear of any liens or encumbrances by the Company.

          (h) LICENSES. The licensor of the software licenses used or to be used to provide servicing under the Servicing Agreements shall have consented and agreed to permit the Company to undertake the servicing contemplated hereby without terminating the rights of Hudson United Bank and United National Bank to be serviced separately.

          (i) TRANSFER OF SHARES. HUBCO shall have transferred beneficially and of record to Hudson prior to the Closing 500
Shares of the Company.

          SECTION 3.02. CONDITIONS TO HUBCO'S AND HUDSON'S OBLIGATIONS. The obligations of HUBCO to sell the United Shares and the obligations of HUBCO and Hudson to enter into the Operative Agreements to which each is a party are subject to the satisfaction (or waiver by HUBCO or Hudson), as of the applicable Closing Date, of the following additional conditions:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and United made in each Operative Agreement shall be true and correct in all material respects as of the Closing Date, as if made on and as of the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS. The Company and United shall have performed or complied in all material respects with their respective covenants and agreements contained in the Operative Agreements required to be performed or complied with by the Company or United on or prior to the Closing Date.

          (c) DELIVERY OF COMPANY CERTIFICATES. The Company shall have delivered to Hudson the following (in each case dated the Closing Date, unless otherwise indicated):

          (i) a certificate of the Chief Executive Officer and the Secretary of the Company to the effect that the conditions specified in Sections 3.02(a) and 3.02(b) have been satisfied with respect to the Company;

          (ii)  a certified copy of the Certificate of
     Incorporation of the Company as filed with the Secretary of the State of New Jersey, dated a recent date; and

          (iii)  such other certificates or documents as
     Hudson or its counsel may reasonably request relating to the satisfaction of the conditions to the Closing and as to which Hudson shall have notified United at least 3 days prior to Closing.

          (d) DELIVERY OF UNITED CERTIFICATES. United shall have delivered to Hudson the following (in each case dated the Closing Date, unless otherwise indicated):

          (i) a certificate of an authorized signatory of United to the effect that the conditions specified in Sections 3.02(a) and 3.02(b) have been satisfied with respect to United; and

          (ii)  such other certificates or documents as
     Hudson or its counsel may reasonably request relating to the satisfaction of the conditions to the Closing and as to which Hudson shall have notified United at least 3 days prior to Closing.

          (e) PROCEEDINGS SATISFACTORY. All corporate and legal proceedings required to be taken by the Company and United in connection with the Transactions and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to HUBCO and Hudson and their counsel, and HUBCO and Hudson shall have received all such certified or other copies of all such documents as HUBCO and Hudson or its counsel shall reasonably require.

          SECTION 3.03. CONDITIONS TO UNITED'S OBLIGATIONS. The obligations of United to purchase and pay for the United Shares and enter into the Operative Agreements to which it is a party are subject to the satisfaction (or waiver by United), as of the Closing Date, of the following additional conditions:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, HUBCO and Hudson made in each Operative Agreement shall be true and correct in all material respects as of the Closing Date, as if made on and as of the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS. The Company, HUBCO and Hudson shall have performed or complied with in all material respects their respective covenants and agreements contained in the Operative Agreements required to be performed or complied with by the Company, HUBCO or Hudson on or prior to the Closing Date.

          (c) DELIVERY OF COMPANY CERTIFICATES. The Company shall have delivered to United the following:

          (i)  the documents referred to in Sections 3.02(c)(i)-
     (iii); and

          (ii) such other certificates or documents as United or its counsel may reasonably request relating to the satisfaction of the conditions to the applicable Closing and as to which United shall have notified the Company at least
     3 days prior to Closing.

          (d) DELIVERY OF HUDSON CERTIFICATES. Hudson shall have delivered to United the following (in each case dated the Closing Date, unless otherwise indicated):

          (i) a certificate of an authorized signatory of Hudson to the effect that the conditions specified in Sections
     3.03(a) and 3.03(b) have been satisfied with respect to HUBCO and Hudson; and

          (ii) such other certificates or documents as United or its counsel may reasonably request relating to the satisfaction of the conditions to the Closing and as to which United shall have notified Hudson at least 3 days prior to Closing.

          (e) PROCEEDING SATISFACTORY. All corporate and legal proceedings required to be taken by the Company, HUBCO and Hudson in connection with the Transactions and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to United and its counsel, and United shall have received all such certified or other copies of all such documents as United or its counsel shall reasonably require.

                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  REPRESENTATIONS AND WARRANTIES OF THE
COMPANY. The Company hereby represents and warrants to United, on the date hereof and on and as of the Closing Date, as follows:

          (a)  ORGANIZATION AND STANDING OF THE COMPANY.  The
Company:

          (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New
     Jersey;

          (ii) has all requisite corporate power and authority and possesses all permits and approvals from governmental authorities necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as contemplated by the Business Plan; and

          (iii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where it is required by the nature of its business as contemplated by the Business Plan to be so qualified.

          (b) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and the other Operative Agreements and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the other Operative Agreements and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Operative Agreements have been, or will at the Closing have been, duly executed and delivered by the Company and constitute, or will at the Closing constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution and delivery by the Company of this Agreement and the other Operative Documents do not and did not, and the consummation of the Transactions and compliance with the terms of the Operative Agreements will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of any material benefit under or result in or require the creation, imposition or extension of any lien or encumbrance upon any of the properties or assets of the Company under (i) any contract,
(ii) any provision of the Certificate of Incorporation or By-laws of the Company or (iii) any judgment or law. No governmental approval or approval of any other Person is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the other Operative Agreements or the consummation of the Transactions.

          (c) CAPITALIZATION OF THE COMPANY. Immediately prior to the Closing, the authorized capital of the Company shall consist of: 1,000 shares of Common Stock, of which 1,000 Shares will be issued and outstanding as of the Closing Date and of which 500 will be held by HUBCO and 500 held by Hudson. The outstanding Shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully-paid and non-assessable. The Company is not authorized to issue preferred shares and there are no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company, nor has the issuance of any of the aforesaid rights to acquire securities of the Company been authorized. The Company is not a party or subject to any agreement or understanding and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security other than as set forth in this Agreement.

          (d) LITIGATION. There is no action, proceeding or investigation pending against the Company, or threatened, or any basis therefor known to the Company. There is no judgment, decree or order of any court in effect against the Company, and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company presently intends to initiate. The Company is not aware of any pending or threatened claims against the Company.

          (e) EQUIPMENT OWNED AND LEASED; TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. Schedule 1 lists all of the items of equipment (including hardware and software) owned by the Company, identifies the equipment and lists its original cost and acquisition date. Schedule 1-L lists all of the equipment leased by the Company, identifies the equipment, shows the lease term and shows the periodic costs and provides the information for such equipment as would be listed on Schedule 1. All of the equipment on Schedule 1-L as of the Closing has been transferred to the Company, free and clear of all liens and encumbrances, including the encumbrance of any leases. All of the information on Schedule 1 and Schedule 1-L is correct, complete and accurate. The Company has good and marketable title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, other than the lien of current taxes not yet due and payable.

          (f) TAXES. All federal, state, local and foreign tax returns required to be filed by the Company have been filed and are true in all material respects, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of its properties, income or franchises, shown in such returns to be due and payable have been paid. The Company has accrued on its books any taxes not yet due and payable.

          (g) DESCRIPTION OF COMPANY'S BUSINESS. The Company's business is as described on Schedule 3. The Company has all necessary governmental permits and approvals to carry on such business.

          (h) INSURANCE. Schedule 2 lists all of the insurance that will be maintained by the Company on and after the Closing.
The insurance listed on Schedule 2 is of a type and in an amount which similarly situated businesses normally carry.

          (i) PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would be material to the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, license or other similar authority.

          (j) BALANCE SHEET. Schedule 4 contains a balance sheet and income statement for the last fiscal quarter with respect to the Company, prepared in accordance with GAAP. There has been no material adverse change in such financial statements since the last quarter and such statements are representative of the financial condition of the Company in the last twelve months.

          (k) LICENSES. Schedule 5 lists all of the licenses used by the Company (or to be used) to perform any services under the Servicing Agreements and, as of the Closing, the licensor shall have consented to allow the Company to service Hudson United Bank and United National Bank using such licenses.

          (l) ENVIRONMENTAL ISSUES. To the best of the Company's knowledge, information and belief, no toxic wastes, pollutants asbestos, PCB's or other toxic substances are located upon or beneath any of the premises owned, leased, or operated, in whole or in part, by the Company (the "Premises") nor has any debris been buried beneath the surface of the Premises, nor has the Company caused any such substances to be located upon or beneath or buried beneath the surface of the Premises nor have the Premises ever been used by the Company, any tenant or any other person at any time, whether or not during the term of any lease or ownership by the Company, to generate, refine, produce, store, handle, transfer, process or transport any "Hazardous Substance" or "Hazardous Waste", as such terms are defined in N.J.S.A. 58:10-23.11.(b)(k) and/or N.J.A.C. 7:1-3.3 and the
Premises will not have been, or be, so used by any party at any time, nor has the Company or any other person caused, by action or omission, the releasing, spilling, pumping, pouring, emitting, emptying or dumping of such "Hazardous Substances" or "Hazardous Wastes" into the waters of the State of New Jersey where damages may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey. The Company has received no notice of any outstanding violation of any governmental law, rule, statute, ordinance or regulation (including, but not limited to, environmental laws, rules, statutes, ordinances or regulation) delivered at any time by or on behalf of the Company in connection with the transactions contemplated by this Agreement. HUBCO and the Company, jointly and severally, agree to hold UNB harmless and indemnify it for all losses, damages, and expenses incurred as a result of any representation set forth herein not being true.

          (m) FULL DISCLOSURE. The representations and warranties of the Company contained in this Agreement, and the other provisions of this Agreement, when read together, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

          SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF HUBCO, HUDSON AND UNITED. Each of HUBCO, Hudson and United represents and warrants to each other party that, as of the date of this Agreement and as of the Closing date, with respect to itself:

          (a)  ORGANIZATION AND STANDING.  Such party:

          (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

          (ii) has all requisite corporate power and corporate authority necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

          (b) AUTHORITY. Such party has all requisite corporate power and corporate authority to enter into this Agreement and the other Operative Agreements to which it is a party and to consummate the Transactions. The execution and delivery by such party of this Agreement and the other Operative Agreements to which it is a party and the consummation by such party of the Transactions have been duly authorized by all necessary corporate action on the part of such party. This Agreement and the other Operative Agreements to which it is a party have been, or will at the Closing have been, duly executed and delivered by such party and constitute, or will at the Closing constitute, its legal, valid and binding obligations, enforceable against such party in accordance with their respective terms. The execution and delivery by such party of this Agreement and the other Operative Agreements to which it is a party do not and did not, and the consummation of the Transactions and compliance with the terms of the Operative Agreements to which it is a party will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of any material benefit under or result in or require the creation, imposition or extension of any lien or other encumbrance upon any of its properties or assets under (A) any contract, (B) any provision of its constitutive documents or (C) any judgment or law, except, with respect to clauses (A) or (C), for such conflicts, violations, defaults, rights or losses that, individually or in the aggregate, would not have a material adverse effect on such party's ability to perform its obligations under this Agreement and the other Operative Agreements to which it is a party in accordance with their respective terms. No governmental approval, approval or consent of any other person is required to be obtained or made by such party or any of its Affiliates in connection with the execution and delivery of this Agreement or the other Operative Agreements to which it is a party or the consummation of the Transactions.

          (c) BROKERS OR FINDERS. No Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from such party in connection with any of the Transactions.

          (d) SECURITIES ACT. The Initial Shares when purchased by such party pursuant to this Agreement or otherwise were, or are being, acquired for its own account for the purpose of investment only and not with a view to any public distribution thereof. Such party is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

          (e) SOURCE OF FUNDS. Such party will not acquire the Initial Shares to be purchased by it with the assets of any "employee benefit plan" as defined in ERISA.

          (f) LABOR RELATIONS. With respect to any employees of such party who have or will accept employment with the Company in accordance with Sections 3.01(d) and 6.03, there is no existing collective bargaining agreement with a labor union covering such employee and no other contract, agreement, suit or claim (or basis therefore) between the current employer and the employee, except for the employee confidentiality agreements attached hereto as Exhibit F.

                            ARTICLE V
          COVENANTS OF THE PARTIES PENDING THE CLOSING

          SECTION 5.01.  COVENANTS PENDING THE CLOSING.  (a)
From the date of this Agreement to the Closing Date, each party agrees (except (i) as expressly contemplated by this Agreement, or (ii) to the extent that the other parties shall otherwise consent in writing) that such party shall carry on its respective business (to the extent that it relates to the Transactions only) in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

          (b) Each party shall take all actions reasonably necessary or appropriate to ensure that the conditions to Closing set forth herein to be satisfied by such party are satisfied on or prior to the Closing Date and to obtain (and cooperate with the other parties in obtaining) the governmental approvals required to be obtained or made by it in connection with any of the Transactions, except that such party shall not be required to accept or comply with any Burdensome Condition. Each party shall afford to the other parties and their representatives access to properties, books and records relating to the Company and to the Transactions, subject to appropriate confidentiality restrictions, sufficient to permit such other parties to perform adequately their due diligence and business reviews.

          SECTION 5.02. CONSTITUTIVE DOCUMENTS. The Company shall have as its Certificate of Incorporation Exhibit D, but reflecting a name change to United Financial Services, Inc. or (if such name is unavailable) a name mutually agreed to by Hudson and United, and (ii) have adopted as its By-laws the By-laws attached as Exhibit E, if not already adopted.

                           ARTICLE VI
               CONTINUING COVENANTS OF THE COMPANY

          SECTION 6.01. FINANCIAL STATEMENTS. So long as Hudson and United own Shares of the Company, the Company shall deliver to each of Hudson and United:

          (i) as soon as practicable following the end of each fiscal year (and in any event not later than 60 days after the end of such fiscal year), consolidated statements of income, changes in stockholders' equity and cash flows of the Company for such year and a consolidated balance sheet of the Company as at the end of such year, together with appropriate notes to such financial statements, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year and from the budget for the fiscal year then ended, together with an opinion directed to the Company of independent public accountants to the effect that such financial statements have been prepared in conformity with GAAP applied on a basis consistent with prior years;

          (ii) as soon as practicable following the end of each fiscal quarter (and in any event not later than 15 days after the end of such fiscal quarter), consolidated statements of income and cash flows of the Company for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and a consolidated balance sheet of the Company as at the end of such fiscal quarter, in each case setting forth in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year and from the budget for such fiscal quarter and the then current fiscal year to date, all in reasonable detail and accompanied by a certificate from the principal accounting or financial officer of the Company to the effect that such financial statements have been prepared under such officer's supervision and that, although such financial statements do not contain the footnotes and other disclosures required to be presented in interim financial statements by GAAP, such financial statements have been prepared in accordance with GAAP.

          SECTION 6.02. BUSINESS PLAN. The Company, at the Closing, and annually thereafter, shall adopt a Business Plan by action of its Board of Directors. The initial Business Plan shall (i) specify the charges to be made under the Servicing Agreements, (ii) shall generally set forth that the servicing charges under the Servicing Agreements have been calculated to be sufficient to permit the Company to run at an approximately break-even level or a slight profit, (iii) if there is a need for additional funds to purchase new equipment to be used in the business, the Board of Directors in its discretion may seek to have Hudson and United contribute new capital in proportion to their Share ownership or create a cash reserve from servicing charges (and take into account such need for additional cash in setting servicing charges). The Company shall at all times conduct its business and affairs in a manner substantially consistent with the Business Plan. If at any time the Company does not have a Business Plan, the Company shall conduct its business and affairs in a manner substantially consistent with the Business Plan in effect for the most recent fiscal year for which the Company had a Business Plan.

          SECTION 6.03. EMPLOYEE MATTERS. (a) Immediately following the Closing, the Company will make offers of employment to such employees of Hudson and United as Hudson and United shall agree and specify to the Company prior to the Closing Date. Such offers shall expire after 30 days if not previously accepted.
The initial terms of employment by the Company of such employees shall be set by the Company with the prior approval of Hudson and United. Hudson and United will each use its best efforts (which shall neither require nor preclude the provision of financial incentives) to encourage its respective specified employees to accept employment with the Company.

          (b) After the Closing, Hudson or United may from time to time provide the Company with the names of employees of such party the employment of whom by the Company such party believes would be advantageous to the Company. The Company shall be responsible for decisions regarding the employment by the Company of such employees. Hudson and United will each use its best efforts (which shall neither require nor preclude the provision of financial incentives) to encourage its respective named employees to accept employment with the Company.

          (c) The parties acknowledge that the Company is the sole employer of its employees. Subject to the express terms of this Agreement and the Amended Certificate, the Company will be solely responsible for administering the employment relationship between itself and all its employees. This responsibility shall include the establishment and administration of personnel policies and practices, supervision, assignment of work, hiring, training, discipline and performance reviews, benefits, compensation, other conditions of employment and termination of employment. The term "employee" as used herein does not include independent contractors, employees of independent contractors or temporary employment agency employees.

          (d) Each employee shall be required to sign an employee confidentiality agreement which shall insure that financial and customer information for each customer of the Company shall remain confidential and not be shared with any other customer or person.

          SECTION 6.04. APPOINTMENT OF OFFICERS. Immediately prior to or at the Closing, the Company shall act to appoint as officers of the Company the persons agreed to by Hudson and United and such officers may thereafter be removed or changed by the Board of Directors of the Company.

          SECTION 6.05. COMPLIANCE WITH LAW; BHC LIMITATIONS. The Company shall operate its business in compliance with all applicable laws and regulations and shall observe and comply with any limitations imposed under Section 3 and the other applicable provisions of the Bank Service Corporation Act unless notified in writing to the contrary by the written opinion of legal counsel to the Company.

                           ARTICLE VII
            CONTINUING COVENANTS OF HUDSON AND UNITED

          SECTION 7.01. APPOINTMENT OF DIRECTORS; VOTING OF SHARES. (a) Except as provided in Section 7.02, in each election of directors of the Company (whether at a meeting or by written consent in lieu of a meeting) Hudson and United shall each vote or cause to be voted all Shares beneficially owned by it, and otherwise use its respective best efforts, so as to elect as the Directors (i) three persons selected in writing by Hudson and (ii) three persons selected in writing by United.

          (b) Unless waived in writing, the Company shall provide Hudson and United with not less than 15 days prior written notice of any intended mailing of notice to stockholders of the Company for a meeting at which directors are to be elected.

          (c) If any director shall cease to be a director of the Company, Hudson and United shall each vote or cause to be voted all Shares beneficially owned by it to immediately replace such person with a nominee selected by the party who selected the former director.

          (d) If Hudson or United fails or refuses to vote its Shares as required by, or votes its shares in contravention of this Section, the other shall have an irrevocable proxy pursuant to Section 5-19 of the BCA, coupled with an interest, so as to vote such Shares in accordance with this Section, and Hudson and United each hereby grants to the other such irrevocable proxy.

          (e)  This Section shall terminate upon the earliest of
(i) the fifteenth anniversary of the Closing Date or (ii) if Hudson or United (or their successors) cease to beneficially own
Shares in the Company.

          SECTION 7.02. ELECTION OF DIRECTORS AFTER A CHANGE OF CONTROL. If there occurs a Change of Control affecting HUBCO or UNB, the shareholder of the Company the parent of which has not undergone a Change of Control shall be entitled to elect four of the six directors of the Company commencing immediately upon the date of the Change of Control. The Company shall hold a stockholder's meeting immediately following the Change of Control to effectuate such election or the shareholders shall act by unanimous written consent. If the subsidiary (i.e., either Hudson or United) of the parent company undergoing the Change of Control terminates its Servicing Agreement in connection with the Change of Control, then after the effective date of such termination, all six directors of the Company shall be elected solely by the shareholder not affected by the Change of Control. A subsequent Change of Control affecting the shareholder then entitled to elect four (or six) of the directors shall not deprive such shareholder of its rights hereunder. All of the provisions of Section 7.01, except 7.01(a), shall apply to this
Section 7.02, as if set forth in this Section 7.02.

          SECTION 7.03. RESTRICTIONS ON DISPOSAL OF VOTING SECURITIES BY HUDSON AND UNITED. (a) Any purported Disposal of Voting Securities in violation of this Section shall be void and of no effect. This Section shall not apply to a Transfer of Shares pursuant to Section 7.04.

          (b) Hudson and United may not Dispose of any Shares of the Company otherwise than in compliance with the Securities Act and all other applicable Laws.

          (c) Hudson and United may not Dispose of any Shares of the Company without the prior written consent of the other, except as set forth in paragraph (d).

          (d) After the fifth anniversary of the Closing, Hudson or United (the "Transferring Holder") may transfer any Shares for cash, and only for cash, pursuant to the terms of this paragraph
(d). The Transferring Holder must first give the other party 30 days prior written notice of its intention to Transfer for cash any Shares, identifying the proposed transferee and specifying all proposed terms of the Transfer. The notice shall be accompanied by a copy of a bona fide written proposal by a third party to purchase shares. Such written notice shall constitute an offer by the Transferring Holder to the other, irrevocable for 30 days, to sell all (but not less than all) the Shares to the other party. Within 30 days after receipt of the notice the receiving party shall give an irrevocable written notice to the Transferring Holder whether (i) such other party consents to the proposed Transfer or (ii) such other party elects to purchase the Shares so offered for the same price as that specified in the notice. If such other party fails to give such a notice by the end of such 30 day period, such other party shall be deemed to have consented to the proposed Transfer. If such other party expressly consents to the Transfer or consents to the Transfer by failure to give such notice within 30 days, the Transferring Holder shall have the right, exercisable not later than 120 days after the date of giving the original written notice, to sell the Shares to the proposed transferee on the terms set forth in the notice. Neither Hudson nor United may Transfer any Shares to a third party unless the proposed buyer shall have (A) agreed in writing to be bound by this Section 7.03 with respect to subsequent Transfers and (B) acknowledged in writing its understanding and acceptance of the other applicable terms hereof. The closing of any purchase and sale of Shares to Hudson or United pursuant to this paragraph shall take place within 30 days of the receipt by the Transferring Holder of the acceptance of the offer. At any such closing, (i) the Transferring Holder shall deliver to the purchaser certificates representing the Shares being purchased, and duly endorsed in favor of the purchaser, against payment of the applicable purchase price by wire transfer of same day funds and (ii) the Transferring Holder shall give customary representations and warranties.

          SECTION 7.04. BUY-OUT PROVISIONS. (a) If (i) Hudson holds any Shares and a Change of Control of UNB occurs, (ii) United holds any Shares and a Change of Control of HUBCO occurs or (iii) more than three years shall have passed since the Closing, Hudson continues to hold Shares and United continues to hold Shares and either Hudson or United elects to utilize this Section, or (iv) Hudson and United continue to hold the Initial Shares and have reached a disagreement and such disagreement shall not have been resolved within a 60-day period and the two CEOs shall have agreed that an impasse is declared with respect to such matter, then either Hudson or United may utilize the buy-out provisions of this Section.

          (b) If any of the events set forth in (a) have occurred and the only servicing that the Company is undertaking is for Hudson and United, either party may request that the other party purchase its shares for cost. "Cost" shall mean the cost of the shares to United on the Closing of this Agreement. In the event either party exercises this right, the party purchasing these shares shall receive representations from the other party that are typical in such a situation and shall have the benefit of all existing Operative Agreements. However, the party whose shares have been purchased may terminate the Servicing Agreement by terminating the service on one year's notice and paying a six month termination fee and the Company Lease may also be terminated on one year's prior notice by the party terminating the Agreement. A Closing shall be held at such time and date as the parties shall agree.

          If the Company is servicing another bank or financial institution, at the time a party offers to sell its shares under the provisions of this Section 7.04, then the following rules shall apply: within ten business days of a written notice from the other party that it is offering to sell its shares, Hudson and United shall each elect an independent appraiser, nationally recognized as qualified to appraise data processing businesses, each of whom shall deliver an appraisal of the Fair Market Value to an independent person (to be agreed by Hudson and United and, in the absence of such agreement, the independent accountants of the Company) within 20 Business Days of its selection as an appraiser. If the higher appraisal is more than 20% greater than the lower appraisal, the independent person shall notify Hudson and United and each appraiser of that fact (but not of the amounts). In such a case, the two appraisers shall within 10 Business Days of such notification from the independent person agree on a third independent appraiser nationally recognized as qualified to appraise businesses in the data processing industry, who shall deliver its appraisal of Fair Market Value to the independent person within 20 Business Days of the selection of such third appraiser, and Fair Market Value shall be the median of the three appraisals. If the higher of the first two appraisals is not more than 20% greater than the lower of the first two appraisals, the Fair Market Value shall be the arithmetic mean of the first two appraisals and there shall not be any third appraisal. The independent person shall promptly give written notice of Fair Market Value to each of Hudson and United.

          Hudson and United shall each submit a sealed notice (a "Notice") to the independent person within 30 days of the determination of Fair Market Value, stating that such party will or will not purchase for cash all the Shares owned by the other at the percentage of Fair Market Value represented by such Shares. Upon receipt of both Hudson's and United's Notice, and in any event no later than the end of such 30 day period, the independent person shall give written notice to Hudson and United of the contents of each written notice to Hudson and United of the Notice received by the independent person.

          If one party states in its Notice that it will purchase and the other states in its Notice that it will not purchase (or fails to submit a Notice within the 30 day period), the former will purchase all the Shares owned by the latter, and the latter will sell all such Shares to the former, at the percentage of Fair Market Value represented by such Shares.

          If Hudson and United each state in its respective Notice that it will purchase, the party who first requested the buyout shall sell all the Shares owned by it to the other, and the other party shall purchase all such Shares, at the percentage of Fair Market Value represented by such Shares.

          If Hudson and United each state in its respective
Notice that it will not purchase, then the party that first requested the buy-out shall purchase the Shares of the other.

          (c) The closing of any purchase and sale of Shares pursuant to the Section shall take place on the date and at the location designated by the purchaser in a written notice to the seller. Such date shall not be more than 30 nor less than 10 days after the date on which the obligations under this Section to purchase and sell such Shares arose, except that such 30 day period shall be extended as necessary in order to comply with any applicable law. At any such closing, (i) the seller shall deliver to the purchaser certificates representing all Shares owned by the seller, duly endorsed in favor of the purchaser, against payment of the applicable purchase price by wire transfer of same day funds and (ii) the seller shall give customary representations and warranties comparable to those contained in this Agreement relating to absence of liens and the purchaser shall give customary representations and warranties as contained in this Agreement.

          (d) If the buy-out occurs by reason of a Change of Control of HUBCO or UNB, such party shall pay all costs of the appraisals and any related court proceedings incurred by the other party in enforcing this Agreement. Otherwise, Hudson and United will pay all costs of the appraisals on an equal basis and each shall bear its own costs.

          SECTION 7.05. NOTICE OF CHANGE OF CONTROL. HUBCO and UNB shall notify the other parties promptly upon the occurrence of a Change of Control of such party (but not later than 30 days after the earlier of (i) the occurrence of, or (ii) the execution of an agreement, the consummation of which will result in, a Change of Control). The obligations of HUBCO or UNB under this Section shall terminate upon the other ceasing to own Shares.

          SECTION 7.06. HUBCO AND HUDSON INDEMNIFICATION. HUBCO and Hudson shall indemnify and hold harmless the Company from (i) any loss, expense (including reasonable attorneys fees), damage, claim or suit arising out of the activities or business operations of the Company prior to the Closing (but not for any activities or business operations thereafter), (ii) any liability not disclosed on the balance sheet of the Company annexed hereto as Schedule 4 and (iii) any sales tax or use tax incurred by the Company on or prior to the Closing or in connection with the transfer of the equipment on Schedule 1 or Schedule 1-L to the Company. United shall have the right to enforce this provision on behalf of the Company if the Company fails to do so. The obligation of HUBCO and Hudson under this Section shall expire two years after the Closing except with respect to any claims made by the Company (or United) against Hudson prior to the expiration of such two year period.

                          ARTICLE VIII
                TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01.  TERMINATION.  This Agreement may be
terminated prior to the Closing (but not thereafter):

          (a)  By mutual written consent of the parties hereto.

          (b) By United if there shall have occurred a material adverse change in the business, operations, assets, or financial condition of the Company from that disclosed by the Company on the date of this Agreement.

          (c) By Hudson or United if any condition to Closing specified under Article III hereof applicable to such party cannot reasonably be met after giving the other party a reasonable opportunity to cure any such condition.

          SECTION 8.02. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by either Hudson or United pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders, except as provided in Section 9.01. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

          SECTION 8.03.  AMENDMENT.  This Agreement may be
amended by mutual agreement of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of HUBCO, Hudson, UNB, United and the Company.

                           ARTICLE IX
                          MISCELLANEOUS

          SECTION 9.01. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses, except that the costs of Pitney, Hardin, Kipp & Szuch shall be borne by the Company or one-half by each of United and Hudson. In the event that this Agreement is terminated pursuant to Section 8.01, each of United and Hudson shall bear 50% of the costs of Pitney, Hardin, Kipp & Szuch and 50% of the loss incurred by the Company upon ordering equipment, attributable to the anticipated servicing of United.

          SECTION 9.02.  NOTICES.  All notices or other
communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

          (a)  If to Hudson or HUBCO, to:

               Hudson United Bank
               1000 MacArthur Boulevard
               Mahwah, New Jersey  07430
               Attn.:  Mr. Kenneth T. Neilson
                      President and Chief Executive Officer
               Telecopier No. 201-236-2649

               Copy to:

               Hudson United Bank
               1000 MacArthur Boulevard
               Mahwah, New Jersey  07430
               Attn: D. Lynn Van Borkulo-Nuzzo, Esq.
               Telecopier No. 201-236-2649

          (b)  If to UNB or United, to:

               United National Bank
               1130 Route 22 East
               Bridgewater, NJ  08807
               Attn:  Thomas C. Gregor
                 Chairman, President and CEO
               Telecopier No. 908-429-0357

               Copy to:

               United National Bank
               1130 Route 22 East
               Bridgewater, NJ  08807
               Attn:  Ralph L. Straw, Esq.
               Telecopier No. 908-707-8247

          (c)  If to Company, copy to:

               Pitney, Hardin, Kipp & Szuch
               Delivery:
               200 Campus Drive
               Florham Park, New Jersey  07932

               Mail:
               P.O. Box 1945
               Morristown, New Jersey  07962-1945
               Attn.:  Ronald H. Janis, Esq.
               Telecopier No. (201) 966-1550

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

          SECTION 9.03. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement may be made except upon the written consent of the other parties hereto. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

          SECTION 9.04.  SURVIVAL OF WARRANTIES.  The
representations, warranties and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing;
provided, however, that the representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

          SECTION 9.05. ENTIRE AGREEMENT. This Agreement, which includes the Exhibits and Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, including the prior agreement dated as of August 11, 1995 among UNB, HUBCO and the Company.

          SECTION 9.06.  COUNTERPARTS.  This Agreement may be
executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          SECTION 9.07.  GOVERNING LAW.  This Agreement shall be
governed by the laws of the State of New Jersey and the United
States of America, as applicable, without giving effect to the principles of conflicts of laws thereof.

          SECTION 9.08.  DESCRIPTIVE HEADINGS.  The descriptive
headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          IN WITNESS WHEREOF, Hudson, United, UNB, HUBCO and the
Company have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                            HUDSON UNITED BANK

By: /s/ D. LYNN VAN BORKULO-NUZZO  By: /s/ KENNETH T. NEILSON
    -----------------------------      ------------------------
                                       Kenneth T. Neilson,
                                       President

ATTEST:                            UNITED NATIONAL BANK

By: /s/ RALPH L. STRAW, JR.        By: /s/ DONALD W. MALWITZ
    -----------------------------      ------------------------
                                       Donald W. Malwitz,
                                       Executive Vice President

ATTEST:                            HUB FINANCIAL SERVICES, INC.

By: /s/ D. LYNN VAN BORKULO-NUZZO  By: /s/ JAMES McDONALD
    -----------------------------      ------------------------
                                       James McDonald,
                                       Vice President

ATTEST:                            HUBCO, INC.

By: /s/ D. LYNN VAN BORKULO-NUZZO  By: /s/ KENNETH T. NEILSON
    -----------------------------      ------------------------
                                       Kenneth T. Neilson,
                                       President

ATTEST:                            UNITED NATIONAL BANCORP

By: /s/ RALPH L. STRAW, JR.        By: /s/ DONALD W. MALWITZ
    -----------------------------      ------------------------
                                       Donald W. Malwitz,
                                       Treasurer